EXHIBIT 4.3

                                                                [Execution Copy]



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                               SERVICING AGREEMENT



                                  By and Among



                           WASHINGTON MUTUAL BANK, FA
                                   (Servicer)

                      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                    (Trustee)

                                       and


                        MORGAN STANLEY ABS CAPITAL I INC.

                                   (Depositor)




                           Dated as of January 1, 2004

                MORGAN STANLEY ABS CAPITAL I INC. TRUST 2004-SD1


                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-SD1



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 DEFINITIONS.........................................................1


ARTICLE 2 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS......................9

     Section 2.1      Identification of Mortgage Loans; Servicer to Act
                        as Servicer...........................................9
     Section 2.2      Liquidation of Mortgage Loans..........................11
     Section 2.3      Collection of Mortgage Loan Payments...................12
     Section 2.4      Establishment of Collection Account; Deposits in
                        Collection Account...................................13
     Section 2.5      Permitted Withdrawals from the Collection Account......15
     Section 2.6      Establishment of Escrow Account; Deposits in
                        Escrow Account; Escrow Analysis......................15
     Section 2.7      Permitted Withdrawals from the Escrow Account..........16
     Section 2.8      Payment of Taxes, Insurance and Other Charges..........16
     Section 2.9      Transfer of Accounts...................................17
     Section 2.10     Maintenance of Hazard Insurance........................17
     Section 2.11     Fidelity Bond; Errors and Omissions Insurance..........18
     Section 2.12     Title, Management and Disposition of Real Estate
                        Owned................................................19
     Section 2.13     Application of Proceeds of Insurance to Repair
                        or Restoration.......................................20
     Section 2.14     Inspections............................................20
     Section 2.15     Maintenance of Primary Mortgage Insurance Policies;
                        Collections Thereunder...............................21
     Section 2.16     Monthly Advances by the Servicer.......................21
     Section 2.17     Compliance With REMIC Provisions.......................22
     Section 2.18     Trustee to Cooperate; Release of Mortgage Files........22
     Section 2.19     Optional Purchases of Mortgage Loans by Servicer.......23
     Section 2.20     Gramm-Leach-Bliley.....................................24

ARTICLE 3 DISTRIBUTIONS AND REPORTS..........................................24

     Section 3.1      Distributions..........................................24
     Section 3.2      Reports................................................25
     Section 3.3      Delinquency and Foreclosure Statements.................26

ARTICLE 4 GENERAL SERVICING PROCEDURE; COVENANTS; REPRESENTATIONS
          AND WARRANTIES.....................................................26

     Section 4.1      Assumption Agreements..................................26
     Section 4.2      Satisfaction of Mortgages and Release of Mortgage
                        Files................................................27
     Section 4.3      Servicing Compensation.................................28
     Section 4.4      Statements as to Compliance............................29
     Section 4.5      Annual Independent Public Accountants' Servicing
                        Report...............................................29
     Section 4.6      Trustee's Right to Examine Servicer Records, etc.......30
     Section 4.7      Cooperation............................................30

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     Section 4.8      Consents and Approvals.................................30

ARTICLE 5 THE SERVICER.......................................................31

     Section 5.1      Indemnification; Third Party Claims....................31
     Section 5.2      Servicer Covenants; Merger or Consolidation of
                        the Servicer.........................................32
     Section 5.3      Limitation on Liability of the Servicer and Others.....33
     Section 5.4      Servicer Not to Resign.................................33
     Section 5.5      Transfer of Servicing..................................34
     Section 5.6      [Reserved].............................................34
     Section 5.7      Representations and Warranties of the Servicer.........34
     Section 5.8      Servicer May Own Certificates..........................35

ARTICLE 6 DEFAULT 35

     Section 6.1      Events of Default......................................35
     Section 6.2      Waiver of Defaults.....................................37
     Section 6.3      Notification to Certificateholders.....................37
     Section 6.4      Survival of Certain Obligations and Liabilities
                        of the Defaulted Servicer............................37

ARTICLE 7 TERMINATION........................................................38

     Section 7.1      Termination of Agreement...............................38
     Section 7.2      Termination of the Servicer Upon Unremedied
                        Event of Default.....................................38

ARTICLE 8 MISCELLANEOUS PROVISIONS...........................................38

     Section 8.1      Successor to the Servicer..............................38
     Section 8.2      Amendment..............................................40
     Section 8.3      Recordation of Agreement; Perfection of
                        Security Interest; Further Assurances................41
     Section 8.4      Duration of Agreement..................................41
     Section 8.5      Governing Law..........................................41
     Section 8.6      General Interpretive Principles........................42
     Section 8.7      Reproduction of Documents..............................42
     Section 8.8      Notices................................................42
     Section 8.9      Severability of Provisions.............................43
     Section 8.10     Exhibits and Schedules.................................43
     Section 8.11     Counterparts; Successors and Assigns...................43
     Section 8.12     Effect of Headings.....................................43
     Section 8.13     Other Agreements Superseded; Entire Agreement..........44
     Section 8.14     Notice to the Rating Agencies..........................44

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                           DESCRIPTION OF ATTACHMENTS


Exhibit A         FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

Exhibit B         ACCOUNT LETTER AGREEMENT

Exhibit C         ESCROW ACCOUNT LETTER AGREEMENT

Exhibit D         MORTGAGE LOAN SCHEDULE

Exhibit E         FORM OF OFFICER'S CERTIFICATE

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                               SERVICING AGREEMENT
                               -------------------

         This SERVICING AGREEMENT (this "Agreement") dated as of January 1, 2004, is among Washington Mutual Bank, FA, a savings association organized under the laws of the United States, in its capacity as servicer (the "Servicer"), Deutsche Bank National Trust Company, a national banking association, in its capacity as trustee (the "Trustee") and Morgan Stanley ABS Capital I Inc., a Delaware corporation, and its successors and assigns, in its capacity as depositor (the "Depositor").

                              PRELIMINARY STATEMENT

         WHEREAS, the Depositor intends to sell pass-through certificates (collectively, the "Certificates"), which are to be issued pursuant to a pooling agreement, dated as of January 1, 2004 (as amended from time to time, in accordance with the terms thereof, the "Pooling Agreement"), among the Depositor, Morgan Stanley Mortgage Capital Inc. (the "Seller") and Deutsche Bank National Trust Company, as trustee (in such capacity, the "Trustee") and custodian (in such capacity, the "Custodian").

         WHEREAS, the Certificates will be backed by certain Mortgage Loans.

         WHEREAS, the Servicer, the Trustee and the Depositor have agreed that the Servicer shall service certain of such Mortgage Loans on behalf of the Trust and the parties hereto desire to provide the mechanics of such servicing by the Servicer.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Capitalized terms used in this Agreement shall have the meanings specified in the Mortgage Loan Purchase and Sale Agreement, dated as of September 1, 2003 (the "Purchase Agreement"), between Washington Mutual Bank, Washington Mutual Bank, FA and Morgan Stanley Mortgage Capital Inc., as the owner, or in the Pooling Agreement (as defined herein), as applicable, except that, whenever used herein, the following words and phrases shall have the following meanings, unless the context otherwise requires:

         Acceptable Servicing Procedures: The procedures, including prudent collection and loan administration procedures, and the standard of care employed by prudent mortgage servicers that service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located. Such standard of care shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state and local laws, ordinances, rules and regulations.

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         Agreement: This Servicing Agreement, including all exhibits and schedules hereto, and all amendments hereof and supplements hereto.

         Applicable Requirements: With respect to each Mortgage Loan, (i) the terms of the related Mortgage and Mortgage Note, (ii) the federal, state, local and foreign laws, statutes, rules, regulations, ordinances, standards, requirements, administrative rulings, orders and processes pertaining to such Mortgage Loan, including but not limited to those pertaining to the processing, origination and servicing of the Mortgage Loan, (iii) the requirements of the Depositor as set forth in this Agreement and (iv) Acceptable Servicing Procedures.

         Bank of America: Bank of America, N.A., a national banking association, or any successor servicer thereto, in its capacity as servicer under the Bank of America Servicing Agreement.

         Bank of America Servicing Agreement: The servicing agreement dated as of January 1, 2004 by and among the Depositor, the Trustee and Bank of America, as servicer.

         Bankruptcy Code:  Title 11 of the United States Code, as amended.

         BIF:  The Bank Insurance Fund.

         Business Day: A day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the States of Washington, California, Illinois, Delaware or New York or in the city of Santa Ana, California are authorized or obligated by law or executive order to be closed.

         Certificates:  As defined in the Preliminary Statement hereto.

         Closing Date:  January 30, 2004.

         Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

         Collection Account: The account or accounts created and maintained pursuant to Section 2.4 of this Agreement.

         Collection Period: With respect to any Distribution Date or Monthly Remittance Date, the calendar month preceding the month in which such Distribution Date or Monthly Remittance Date occurs.

         Compensating Interest:  As defined in Section 2.4(b)(ix).

         Compensating Interest Cap: With respect to any Mortgage Loan, an amount equal to 1/12 of the Pool Balance multiplied by the applicable Servicing Fee Rate for such Mortgage Loan, or as the parties shall otherwise agree in writing.

         Condemnation Proceeds: All awards or settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

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         Credit File:  As defined in the Purchase Agreement.

         Custodian: Deutsche Bank National Trust Company, a national banking association, or any successor in interest.

         Customer Information: All personal, nonpublic information about the mortgagors that is supplied on behalf of the mortgagors and is maintained by the Servicer.

         Cut-off Date:  January 1, 2004.

         Defaulted Servicer:  As defined in Section 6.1.

         Depositor: Morgan Stanley ABS Capital I Inc., a Delaware corporation, or any successor in interest.

         Determination Date: With respect to any Distribution Date, the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day.

         Distribution Account: The trust account or accounts by such name created and maintained by the Trustee pursuant to the Pooling Agreement.

         Distribution Date: The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in February 2004.

         Due Date: With respect to any Mortgage Loan, the day of the month on which Monthly Payments on such Mortgage Loan are due, exclusive of any days of grace, which day shall be the first day of the month unless otherwise specified on the Mortgage Loan Schedule.

         Due Period: With respect to any Mortgage Loan, the period beginning on the first day of any month and ending on the last day of such month.

         Eligible Account: An account or accounts maintained with a Qualified Depository.

         Escrow Account: The separate account or accounts created and maintained pursuant to Section 2.6.

         Escrow Holdback Mortgage Loan:  As defined in the Purchase Agreement.

         Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, Primary Mortgage Insurance Policy premiums, if any, fire and hazard insurance premiums, condominium charges and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan or this Agreement.

         Event of Default: Any one of the conditions or circumstances enumerated in Section 6.1.

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         Fannie Mae: Fannie Mae (formerly known as the Federal National Mortgage
Association) and any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         Fidelity Bond: A fidelity bond to be obtained by the Servicer pursuant to Section 2.11.

         Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property, a determination made by the Servicer that all related Condemnation Proceeds, Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Servicer, in its reasonable good faith judgment, expects to be finally recoverable have been so recovered. The Servicer shall maintain records, prepared by a servicing officer of the Servicer, of each Final Recovery Determination.

         Fitch:  Fitch, Inc. or any successor thereto.

         GAAP: Generally Accepted Accounting Principles, as promulgated by the Financial Accounting Standards Board from time to time.

         Indemnitees:  As defined in Section 4.4(c).

         Insurance Proceeds: Proceeds of any Primary Mortgage Insurance Policy, title policy, hazard insurance policy or any other insurance policy covering a Mortgage Loan or the related Mortgaged Property, including any amounts required to be deposited in the Collection Account pursuant to Section 2.10, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Applicable Requirements.

         Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments, or as Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds or otherwise, which amounts represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

         Liquidation Proceeds: Cash received in connection with (i) the liquidation of a defaulted Mortgage Loan (whether through the sale or assignment of the Mortgage Loan, trustee's sale, foreclosure sale or otherwise) or (ii) the sale of the Mortgaged Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage.

         Majority Certificateholders: The Holders of Certificates evidencing at least 51% of the Voting Rights.

         Monthly Advance: The aggregate of the advances made by the Servicer on any Monthly Remittance Date pursuant to Section 2.16(a).

         Monthly Payment:  As defined in the Pooling Agreement.

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         Monthly Remittance Date: With respect to any Distribution Date, three
(3) Business Days prior to such Distribution Date.

         Moody's:  Moody's Investors Service, Inc. or any successor thereto.

         Mortgage File:  As defined in the Purchase Agreement.

         Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan.

         Mortgage Loan: Each mortgage loan sold under the Purchase Agreement and ultimately transferred and assigned to the Trustee pursuant to the Pooling Agreement as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule. The term "Mortgage Loan" includes a Cooperative Loan.

         Mortgage Loan Schedule: As of any date with respect to the Mortgage Loans, the list of such Mortgage Loans included in the Trust Fund, prepared by the Servicer, setting forth the information required under the Purchase Agreement and attached hereto as Exhibit D.

         Net Interest Margin Securities:  As defined in Section 2.19 hereof.

         Net Rate: With respect to each Mortgage Loan, the annual rate at which interest thereon shall be remitted to the Trustee (in each case computed on the basis of a 360-day year consisting of twelve 30-day months), which annual rate shall be equal to the Mortgage Interest Rate less the Servicing Fee Rate and the Trustee Fee Rate.

         Nonrecoverable Advance: Any portion of any Servicing Advance or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer hereunder that the Servicer determines in its good faith judgment will not be ultimately recoverable from Late Collections.

         Officer's Certificate: A certificate signed by a Vice President or other authorized officer and delivered to the Trustee and the Depositor, as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer or an employee of the Servicer, reasonably acceptable to the Depositor, the Trustee or the Servicer, as the case may be.

         Optional Termination:  As defined in Section 2.19.

         OTS:  The Office of Thrift Supervision, or any successor thereto.

         Permitted Investments: Any one or more of the following obligations or securities:

         (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

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         (ii)     repurchase obligations with respect to any security described in clause (i) above, provided that the unsecured long-term obligations of the party agreeing to repurchase such obligations are at the time rated by S&P or Moody's in one of its two highest rating categories;

         (iii) federal funds, certificates of deposit, time deposits, and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that the long-term debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, the long-term debt obligations of the bank holding company) at the date of acquisition thereof have been rated by S&P or Moody's in one of its two highest rating categories;

         (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by S&P or Moody's in its highest short-term rating category; and

         (v) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies.

         Pool Balance: As of any date of determination, the aggregate Unpaid Principal Balance of the Mortgage Loans.

         Pooling Agreement:  As defined in the Preliminary Statement hereto.

         Prepayment Charge: With respect to any Mortgage Loan, the prepayment premium or charge, if any, required under the terms of the related Mortgage Note to be paid in connection with a Principal Prepayment in Full or a Principal Prepayment in Part, to the extent permitted by applicable law.

         Primary Mortgage Insurance Policy: With respect to each Mortgage Loan, the policy of primary mortgage insurance (including all endorsements thereto) issued with respect to such Mortgage Loan, if any, or any replacement policy.

         Prime: As of any date of determination, the annual interest rate, adjusted daily, published from time to time in The Wall Street Journal (Western Edition) as the "PRIME RATE" in the "MONEY RATES" section. In the event that more than one such rate is specified, "Prime" shall mean the greatest of such rates.

         Principal Prepayment: Any payment or other recovery of principal in full ( a "Principal Prepayment in Full") or in part (a "Principal Prepayment in Part") of the then-outstanding principal on a Mortgage Loan (other than Condemnation Proceeds, Insurance Proceeds, and Liquidation Proceeds) that is received in advance of its scheduled Due Date and not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. The term "Principal Prepayment" shall not refer to any related Prepayment Charge.

         Purchase Agreement: That certain Mortgage Loan Purchase and Sale Agreement dated as of September 1, 2003 among Washington Mutual Bank, FA, Washington Mutual Bank fsb

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

and Washington Mutual Bank as the sellers and Morgan Stanley Mortgage Capital Inc. as the purchaser.

         Qualified Depository: Any of the following: (i) a depository, the long-term unsecured debt obligations of which are rated by Moody's or S&P (or a comparable rating agency) in one of its three highest rating categories, (ii) the corporate trust department of a national bank, (iii) a depository that fully insures the Collection Account and the Escrow Account with insurance provided by the FDIC, or (iv) the Servicer.

         Rating Agency or Rating Agencies: Fitch, Moody's and S&P, or their respective successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating organization as set forth on the most current list of such organizations released by the SEC and designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer.

         Remainder Amount:  As defined in Section 2.19.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Section 860G of Subchapter M of Chapter 1 of the Code and related provisions, and regulations promulgated thereunder, as in effect from time to time.

         REO Management Fee: With respect to each REO Property, an amount equal to $1,500.

         REO Property: A Mortgaged Property acquired in foreclosure or by deed in lieu of foreclosure, as described in Section 2.12.

         Responsible Officer: With respect to the Trustee, any vice president, assistant vice president, associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be an officer to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

         SAIF:  The Savings Association Insurance Fund.

         S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

         SEC:   The Securities and Exchange Commission.

         Seller: Morgan Stanley Mortgage Capital Inc., a Delaware corporation, and any successor in interest.

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         Servicer: Washington Mutual Bank, FA, a savings association organized under the laws of the United States, or its permitted successor in interest, or any successor to the Servicer under this Agreement appointed as herein provided.

         Servicer Employees:  As defined in Section 2.11.

         Servicer Report Date: With respect to any Distribution Date, the 10th Business Day of the calendar month in which such Distribution Date occurs.

         Servicing Advances: All customary, reasonable, and necessary "out of pocket" costs and expenses, including reasonable attorneys' fees and disbursements, incurred by the Servicer in the performance of its servicing obligations hereunder, including, without limitation, costs related to (i) the preservation, restoration, and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage and (iv) Servicer's compliance with the obligations set forth in Sections 2.2, 2.3, 2.8, 2.10, 2.12 and 2.15 of this Agreement.

         Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee payable to the Servicer pursuant to Section 4.3 as compensation for servicing and administering such Mortgage Loan. Such fee shall, for a period of one full month, be equal to one-twelfth of the product of (i) the related Servicing Fee Rate, multiplied by (ii) the outstanding Unpaid Principal Balance of such Mortgage Loan. Such fee shall be payable monthly and shall be computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed.

         Servicing Officer: Any Vice-President or Assistant Vice-President or any officer of the Servicer customarily performing functions similar to those performed by a Vice-President or Assistant Vice-President and in each case having direct responsibility for the administration of this Agreement.

         Stayed Funds: Any payment required to be made under the terms of the Certificates and this Agreement but which is not remitted by the Servicer because the Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such remittance is prohibited by Section 362 of the Bankruptcy Code.

         Terminating Entity:  As defined in Section 2.19.

         Termination Price:  As defined in the Pooling Agreement.

         Termination Notice:  As defined in Section 2.19

         Trust: Morgan Stanley ABS Capital I Inc. Trust 2004-SD1, the trust created pursuant to the Pooling Agreement.

         Trust Fund: The segregated pool of assets subject to the Pooling Agreement, constituting the primary trust created pursuant to the Pooling Agreement and to be administered pursuant to the Pooling Agreement.

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

         Trustee: Deutsche Bank National Trust Company, a national banking association, or any successor trustee appointed pursuant to the Pooling Agreement.

         Unpaid Principal Balance: As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related scheduled principal balance thereof as of the Cut-off Date, minus all collections credited against the principal balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have an Unpaid Principal Balance equal to the Unpaid Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and an Unpaid Principal Balance of zero thereafter. As to any REO Property and any day, the Unpaid Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

         USAP:  As defined in Section 4.5.

         Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate in accordance with the Pooling Agreement.

         Wilshire: Wilshire Credit Corporation, a Nevada corporation, or any successor servicer thereto, in its capacity as servicer under the Wilshire Servicing Agreement.

         Wilshire Servicing Agreement: The servicing agreement dated as of January 1, 2004 by and among the Depositor, the Trustee and Wilshire, as servicer.

                                    ARTICLE 2

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 2.1       Identification of Mortgage Loans; Servicer to Act as
Servicer

                  (a) The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and Acceptable Servicing Procedures, and, except as otherwise expressly provided in this Agreement, the Servicer shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration that the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, including, without limitation, all action permitted or required to be taken under any related Primary Mortgage Insurance Policy. In servicing and administering the Mortgage Loans, the Servicer shall employ Acceptable Servicing Procedures, except that the Servicer shall employ the procedures set forth in this Agreement whenever the Acceptable Servicing Procedures conflict with the requirements under this Agreement. The Servicer shall at all times act in the best interests of the Trust and the Certificateholders in performing hereunder.

                  (b) The documents comprising the Mortgage File and the Credit File with respect to each Mortgage Loan serviced hereunder and that are delivered to the Servicer, together with all other documents with respect to each such Mortgage Loan that are prepared by or which come into the possession of the Servicer, shall immediately vest in the Trustee on behalf of the Certificateholders and shall be held and maintained in trust by the Servicer at the will of the

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

Trustee on behalf of the Certificateholders and in a custodial capacity only for the sole purpose of servicing or supervising the servicing of the related Mortgage Loans. The documents comprising each Mortgage File and each Credit File and all related documents that come into the possession of the Servicer and are so held by the Servicer shall be appropriately marked to clearly reflect the ownership interest of the Trustee on behalf of the Certificateholders in such Mortgage File and Credit File and related documents. The Servicer shall release its custody of any such documents only in accordance with written instructions from the Depositor or if such release is required as incidental to the Servicer's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.3 of the Purchase Agreement.

                  (c) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if, in the Servicer's reasonable and prudent determination, such waiver, modification, variation, postponement or indulgence is in the best interests of the Trust and the Certificateholders; provided, however, that the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Interest Rate, defer or forgive the payment of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the related Maturity Date (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent and in the Servicer's reasonable and prudent determination such waiver, modification, variation, postponement or indulgence is not materially adverse to the Certificateholders), (ii) affect adversely the status of any REMIC as a REMIC or
(iii) cause any REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both (x) effect an exchange or reissuance of such Mortgage Loan under
Section 1.860G-2(b) of the Treasury Regulations and (y) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver on behalf of itself and the Trustee all instruments of satisfaction, cancellation, full release, or partial release or discharge, and all other comparable instruments with respect to the Mortgage Loans and the Mortgaged Properties. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

                  (d) As to each ARM Loan, the Servicer shall make periodic Mortgage Interest Rate and Monthly Payment adjustments, as applicable, and execute and deliver all appropriate notices regarding the same, in strict compliance with the Applicable Requirements. The Servicer shall establish procedures to monitor the Index in order to ensure that it uses the appropriate value for the Index in determining an interest rate change. If the Servicer fails to make a timely and correct Mortgage Interest Rate adjustment or Monthly Payment adjustment, the Servicer shall use its own funds to satisfy any shortage in the Mortgagor's Monthly Payment for so long as such shortage continues. In the event the Index, as specified in the related Mortgage Note, becomes unavailable for any reason, the Servicer shall select an alternative index based on comparable information, in accordance with the terms of the Mortgage Note, and such alternative index shall thereafter be the Index for such Mortgage Loan. In such event, the Servicer shall also determine a new Gross Margin. The new Gross Margin shall be the difference between (x) the average of the original Index for the most recent three-year period that ends on the last date the original Index was available plus the Gross Margin on the last date the original Index was available and (y) the average of the new Index for the most recent three-year period that ends on that date (or if not available for such three-year period, for such time as it is available), rounded as provided in the Mortgage Note.

                  (e) In connection with the servicing and administration of the Mortgage Loans and consistent with Acceptable Servicing Procedures and this Agreement, the Servicer shall have full power and authority to execute and deliver or cause to be executed and delivered on behalf of the Trustee, on behalf of the Certificateholders, such instruments of assignment or other comparable instruments as the Servicer shall deem appropriate in order to register any Mortgage Loan on the MERS(R) System or cause the removal of any Mortgage Loan from registration on the MERS(R) System.

                  (f) The Servicer shall give prompt notice to the Trustee of any action, of which a Servicing Officer of the Servicer has actual knowledge, to assert a claim against the Trust Fund. For purposes of this provision, the term "actual knowledge" means that an authorized Servicing Officer has received written notice specifying that an action or claim is being asserted against the Trust Fund and in no event shall this standard require a Servicing Officer to conduct an investigation or an inquiry into whether any action or claim asserts a claim against the Trust Fund or asserts jurisdiction over the Trust Fund.

         Section 2.2       Liquidation of Mortgage Loans

                  (a) In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall proceed diligently to collect all payments due and shall take such action, including commencing foreclosure, as it shall reasonably deem to be in the best interests of the Certificateholders.

                  (b)      Notwithstanding the foregoing provisions of this
Section 2.2, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not
(i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, (ii) acquire possession of, or (iii) take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                           (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                           (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 2.2(b) shall be advanced by the Servicer as a Servicing Advance, subject to the Servicer's right to be reimbursed therefor from the Collection Account and the Servicer's right to make a judgment about whether any such advance would be a Nonrecoverable Advance.

                  (c) If the Servicer has determined that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders. The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer as a Servicing Advance, subject to the Servicer's right to be reimbursed therefor from the Collection Account and the Servicer's right to make a judgment about whether any such advance would be a Nonrecoverable Advance.

         Section 2.3       Collection of Mortgage Loan Payments

         Continuously from the date hereof until the principal and interest on all of the Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable. With respect to those Mortgage Loans, if any, as to which the Servicer collects Escrow Payments, the Servicer shall ascertain or estimate annual ground rents, taxes, assessments, water rates, sewer rents, municipal charges, fire and hazard insurance premiums, condominium charges, Primary Mortgage Insurance Policy premiums and all other charges that, as provided in any Mortgage, shall become due and payable, to the end that the Escrow Payments payable by the Mortgagors shall be sufficient to pay such charges as and when they become due and payable. The Servicer shall not be required to institute or join in litigation with respect to the collection of any payment (whether under a Mortgage, Mortgage Note, Primary Mortgage Insurance Policy or otherwise or against any public or governmental authority with respect to a taking or condemnation) if in the Servicer's reasonable judgment the Servicer believes that the costs and expenses relating thereto would be Nonrecoverable Advances. The Servicer shall be entitled to be reimbursed from the Collection Account for any costs, expenses or other liabilities incurred by the Servicer in connection with any such litigation solely from the proceeds of the related Mortgage Loan. The Servicer's right to such reimbursement shall be prior to the Certificateholders' rights to such proceeds.

         Section 2.4 Establishment of Collection Account; Deposits in Collection Account

                  (a) The Servicer shall establish and maintain one or more Accounts (collectively, the "Collection Account") entitled "Collection Account, Washington Mutual Bank, FA, as Servicer for the Trust under the Servicing Agreement dated as of January 1, 2004 between Morgan Stanley ABS Capital I Inc., as Depositor, Deutsche Bank National Trust Company, as Trustee and Washington Mutual Bank, FA, as Servicer, in trust for registered Holders of Morgan Stanley ABS Capital I Inc. Trust 2004-SD1, Mortgage Pass-Through Certificates, Series 2004-SD1", and which must be an Eligible Account. If the Collection Account is established with an institution other than the Servicer, (i) the Collection Account shall be evidenced by a letter agreement substantially in the form of Exhibit B attached hereto and (ii) the Servicer shall deliver a copy of such letter agreement to the Trustee on or prior to the Closing Date.

                  (b) The Servicer shall, upon receipt (and in any event, no later than the end of the second Business Day following receipt thereof (except as otherwise provided below)), deposit in the Collection Account and retain therein, the following payments and collections received or made by the Servicer subsequent to the Cut-off Date :

         (i)      the principal portion of all Monthly Payments on the Mortgage
                  Loans;

         (ii) the interest portion of all Monthly Payments on the Mortgage Loans less the Servicing Fee;

         (iii) all Principal Prepayments in Part and Principal Prepayments in Full;

         (iv)     all Liquidation Proceeds;

         (v) all Insurance Proceeds, other than Insurance Proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with Applicable Requirements;

         (vi) all Condemnation Proceeds which are not released to the Mortgagor in accordance with the Applicable Requirements;

         (vii) any amount required to be deposited in the Collection Account pursuant to Sections 2.4(d), 2.10, 2.12(c), 2.12(e) or 4.2(b);

         (viii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.3 of the Purchase Agreement; and

         (ix) with respect to each Principal Prepayment in Full, an amount (to be paid by the Servicer out of its own funds without reimbursement therefor) which, when added to all amounts allocable to interest received in connection with such Principal Prepayment in Full, equals one month's interest on the amount of principal so prepaid at the applicable Net Rate, provided, however, that the aggregate of deposits made by the Servicer pursuant to this clause (ix) in respect of any Monthly Remittance Date shall not exceed the Compensating Interest Cap ("Compensating Interest").

                  (c) The Servicer shall, no later than 24 hours prior to the next Monthly Remittance Date, deposit in the Collection Account all Monthly Advances.

                  (d) The Servicer may cause the funds on deposit from time to time in the Collection Account to be invested in Permitted Investments, which Permitted Investments shall mature not later than the Business Day immediately preceding the next Monthly Remittance Date following the date such funds are invested. All Permitted Investments shall be made in the name of the Servicer or the Trustee or its nominee. All income and gain realized from any Permitted Investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time. The Servicer shall indemnify the Trust Fund for any loss incurred in respect of any Permitted Investment by such Servicer, and the amount of such loss shall be remitted to the Trustee for deposit in the Distribution Account by the Servicer, out if its own funds, without reimbursement therefor, no later than 24 hours prior to the next Monthly Remittance Date following the date of such loss.

                  (e) The Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution
Account:

         (i)      any Monthly Advances, as required pursuant to Section 2.16;

         (ii) any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters;

         (iii)    [Reserved];

         (iv) any amounts required to be deposited in the Distribution Account pursuant to Sections 2.4 or 2.19; and

         (v) any amounts required to be deposited by the Servicer pursuant to Section 2.10 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer's own funds, without reimbursement therefor.

                  (f) Promptly upon receipt of any Stayed Funds, whether from the Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall notify the Servicer of such receipt and deposit such funds in the Distribution Account, subject to withdrawal thereof as permitted hereunder.

                  (g) Notwithstanding any provision herein or in the Pooling Agreement to the contrary, in the event that the Servicer shall remit to the Trustee any amount not required to be remitted, the Servicer may at any time direct the Trustee to withdraw such amount from the Distribution Account. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Distribution Account. The

Trustee shall give notice to the Servicer of any proposed change of the location of the Distribution Account prior to any change thereof.

         Section 2.5       Permitted Withdrawals from the Collection Account

The Servicer may, from time to time, withdraw funds from the Collection Account for the following purposes:

         (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to
                  Section 2.4(e);

         (ii) to pay itself any unpaid Servicing Fees, unpaid REO Management Fees and other servicing compensation in accordance with
                  Section 4.3;

         (iii) to reimburse itself for any unreimbursed Servicing Advance or Monthly Advances made with respect to any Mortgage Loan; provided that the Servicer's right to reimburse itself pursuant to this clause (ii) is limited to any amounts collected or received by the Servicer with respect to such Mortgage Loan;

         (iv) to pay to itself any interest earned on funds deposited in the Collection Account;

         (v) to make any payment or reimburse itself for any amount pursuant to Sections 2.12(c), 2.12(e), 5.1(b) or 5.3;

         (vi) to reimburse itself for any Servicing Advance or Monthly Advance previously made that it has determined to be a Nonrecoverable Advance;

         (vii) if there shall be amounts deposited in error or there shall be amounts deposited in the Collection Account not required to be deposited therein, including the Servicing Fee and other servicing compensation, to withdraw such amount from the Collection Account any provision herein to the contrary notwithstanding;

         (viii) to transfer funds to another Qualified Depository in accordance with Section 2.9; and

         (ix) to clear and terminate the Collection Account upon the termination of this Agreement in accordance with Article 7.

         Section 2.6 Establishment of Escrow Account; Deposits in Escrow Account; Escrow Analysis

                  (a) The Servicer shall segregate and hold separate and apart from any of its own funds and general assets all Escrow Payments collected and received pursuant to the Mortgage Loans and shall establish and maintain one or more Escrow Accounts (collectively, the "Escrow Account"), in the form of time deposit or demand accounts, which may be interest bearing, entitled "Washington Mutual Bank, FA, in trust for registered Holders of Morgan Stanley ABS Capital I Inc. Trust 2004-SD1, Mortgage Pass-Through Certificates, Series 2004-SD1, and certain Mortgagors." The Escrow Account shall be an Eligible Account established with a Qualified Depository. If the Escrow Account is established with an institution other than the

Servicer, (i) the Escrow Account shall be evidenced by a letter agreement substantially in the form of Exhibit C attached hereto and (ii) the Servicer shall deliver a copy of such letter agreement to the Trustee on or prior to the Closing Date.

                  (b) The Servicer shall, upon receipt (and in any event, no later than the end of the second Business Day following receipt thereof, or sooner if required by applicable law), deposit in the Escrow Account and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting timely payment of escrow items as required under the terms of this Agreement and (ii) all amounts representing proceeds of any hazard insurance policy that are to be applied to the restoration or repair of the related Mortgaged Property. The Servicer shall make withdrawals from the Escrow Account only in accordance with Section 2.7. The Servicer shall be entitled to retain any interest earned on funds deposited in the Escrow Account other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor without right of reimbursement therefor notwithstanding that the Escrow Account maintained by the Servicer may not bear interest or that the interest earned on such escrowed funds is insufficient for such purpose.

         Section 2.7       Permitted Withdrawals from the Escrow Account

         Withdrawals from the Escrow Account maintained by the Servicer may be made by the Servicer only (i) to effect timely payments of ground rents, taxes, assessments, sewer rents, municipal charges, water rates, insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer pursuant to Sections 2.8 and 2.10 with respect to a related Mortgage Loan, (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for restoration or repair of a Mortgaged Property, provided the provisions of Section 2.13 have been complied with, (vi) to pay to the Mortgagor, to the extent required by Applicable Requirements, interest on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to remove funds inadvertently placed in the Escrow Account by the Servicer, or (ix) to clear and terminate the Escrow Account upon the termination of this Agreement, in accordance with
Article 7. With respect to any Escrow Holdback Mortgage Loan, no final disbursement of any escrow funds therefore shall be made by the Servicer to the Mortgagor unless the Servicer shall have received the related certificate of completion with respect thereto.

         Section 2.8       Payment of Taxes, Insurance and Other Charges

         With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of property taxes, assessments and other charges that are or may become a lien upon the related Mortgaged Property, the status of Primary Mortgage Insurance premiums, if any, and the status of fire and hazard insurance coverage and flood insurance, all as required hereunder. If a Mortgage Loan requires Escrow Payments, the Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date in a manner consistent with

Acceptable Servicing Procedures, employing for such purpose deposits of the Mortgagor in the Escrow Account that shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. If a Mortgage Loan does not require Escrow Payments, or if there are insufficient funds in the related Escrow Account, the Servicer shall cause all such bills to be paid on a timely basis and shall from its own funds (if necessary) make a Servicing Advance for timely payment of all such bills. The Servicer shall monitor the payment status of such charges (including renewal premiums) by the related Mortgagor. The Servicer shall effect payment of such charges in a manner consistent with Acceptable Servicing Procedures and, in all events, prior to the foreclosure of any lien against the Mortgaged Property resulting from non-payment of such property taxes, assessments and other charges and prior to the termination of any such insurance coverage.

         Section 2.9       Transfer of Accounts

         The Servicer may, from time to time, transfer the Collection Account or the Escrow Account to a different Qualified Depository. The Servicer shall notify the Trustee of any such transfer within ten (10) Business Days of transfer.

         Section 2.10      Maintenance of Hazard Insurance

                  (a) The Servicer shall cause to be maintained for each Mortgage Loan serviced by it fire and hazard insurance with extended coverage customary in the area where the related Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) 100% of the replacement value of the improvements securing the Mortgage Loan, or (ii) the Unpaid Principal Balance of the Mortgage Loan (so long as it equals 80% of the insurable value of the improvements); provided that in any case such amount shall be sufficient to prevent the Mortgagor and/or Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area that, at the time of origination of the related Mortgage Loan, is identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance was then available), the Servicer shall cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, if such insurance is available. Such flood insurance shall be in an amount representing coverage not less than the least of (i) the Unpaid Principal Balance of the Mortgage Loan, (ii) the full insurable value of the improvements securing such Mortgage Loan and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended. The Servicer shall also maintain on REO Property (x) fire and hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements that are a part of such property, (y) liability insurance and (z) to the extent required and available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies shall be paid over or applied by the Servicer in accordance with Applicable Requirements whether
(i) for the restoration or repair of the Mortgaged Property, subject to the related Mortgage, (ii) for release to the Mortgagor, or (iii) for application in reduction of the Mortgage Loan, in which event such amounts shall be deposited in the Collection Account, as provided in Section 2.4. It is understood and agreed that no earthquake or other additional insurance need be maintained by the Servicer on any Mortgage Loan or property acquired in respect of a Mortgage Loan, other than as required under applicable laws and regulations as shall at any time be in force. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least 30 days prior written notice to the Servicer of any cancellation, reduction in amount, or material change in coverage. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either the Mortgagor's insurance carrier or agent upon any policy renewal; provided, however, that upon any such policy renewal, the Servicer shall accept such insurance policies only from insurance companies that (A) have a rating of B:III or better in Best's Key Rating Guide or a financial performance index rating of 6 or better in Best's Insurance Reports and (B) are licensed to do business in the jurisdiction in which the related Mortgaged Property is located.

                  (b) If the Servicer, as servicer for the benefit of the Trustee, on behalf of the Certificateholders, shall obtain and maintain a blanket policy that would meet the requirements of Fannie Mae if Fannie Mae were the purchaser of the Mortgage Loans, insuring against loss to the Trustee, on behalf of the Certificateholders, as mortgagee from damage to any or all of the Mortgaged Properties, then, to the extent such blanket policy (i) provides coverage, without coinsurance, in an amount equal to the Pool Balance, (ii) otherwise complies with the requirements of Section 2.10(a) and (iii) contains a deductible not greater than $10,000, the Servicer shall be deemed conclusively to have satisfied its obligations under Section 2.10(a); provided, however, that if there shall have been one or more of such losses the Servicer shall deposit in the Collection Account, as provided in Section 2.4, out of the Servicer's own funds and without reimbursement therefor, the difference, if any, between the amount that would have been payable under a policy complying with Section 2.10(a) and the amount paid under the blanket policy permitted under this
Section 2.10(b). At the request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall not be terminated or materially modified without 30 days' prior written notice to the Trustee.

         Section 2.11      Fidelity Bond; Errors and Omissions Insurance

         The Servicer shall maintain, at its own expense, with companies that meet the requirements of Fannie Mae or Freddie Mac, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees, agents and other persons acting in any capacity that would require such persons to handle funds, money, documents or papers relating to the Mortgage Loans (collectively, the "Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses relating to forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required under this Agreement and negligent acts of Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses relating to the release or satisfaction of a Mortgage without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.11 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The terms of any such fidelity bond and errors and omissions insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Seller's and Servicer's Guide, as amended or restated from time to time. At the request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such fidelity bond and errors and omissions insurance policy and a statement from the surety and the insurer that such fidelity bond and errors and omissions insurance policy shall not be terminated or materially modified without 30 days' prior written notice to the Trustee.

         Section 2.12      Title, Management and Disposition of Real Estate
Owned

                  (a) If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure ("REO Property"), the deed or certificate of sale shall be taken in the name of the Trustee, on behalf of the Certificateholders, or in the name of such Person or Persons designated by the Trustee; provided, however, that (i) the Trustee shall not designate the Servicer as holder without the Servicer's prior written consent and (ii) such designated Person or Persons shall acknowledge in writing that such title is to be held as nominee for the Trustee. The Servicer shall provide written notice to the Trustee after any REO Property is acquired in foreclosure or by deed in lieu of foreclosure.

                  (b) The Servicer, shall manage, conserve, protect, and operate each REO Property solely for the purpose of its prompt disposition and sale. The Servicer shall either itself, or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in accordance with Acceptable Servicing Procedures. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interests of the Trust Fund and the Certificateholders. The Servicer shall use its best efforts to dispose of the REO Property as soon as practicable and shall sell such REO Property, in any event, within three (3) years after title has been taken to such REO Property (unless the Servicer determines, and gives the Trustee appropriate notice that a longer period is necessary for the orderly liquidation of such REO Property).

                  (c) The Servicer shall collect all revenues arising from the operation of REO Property. The Servicer shall deposit, or cause to be deposited, all such revenues in the Collection Account in accordance with
Section 2.4. The Servicer may use all such revenues and, if any thereof have been deposited in the Collection Account, withdraw such revenues therefrom as is necessary for the proper operation, management and maintenance of any REO Property, including, but not limited to, the cost of maintaining any hazard insurance pursuant to Section 2.10 and the fees of any managing agent acting on behalf of the Servicer.

                  (d) The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage, liability insurance, and flood insurance in accordance with the provisions of Section 2.10.

                  (e) The proceeds of sale of an REO Property shall be deposited in the Collection Account in accordance with Section 2.4. The Servicer shall apply the sale proceeds of any REO Property (i) first to pay the expenses of such sale, (ii) second to reimburse itself for any related unpaid Servicing Fees, unpaid REO Management Fees and unreimbursed Servicing Advances or Monthly Advances and (iii) the balance to be remitted to the Trustee for deposit in the Distribution Account. If the sale proceeds have been deposited in the Collection Account, the Servicer may withdraw from the Collection Account the amounts necessary to make such payments and reimbursements.

                  (f) Upon request, with respect to any REO Property, the Servicer shall furnish to the Trustee a statement covering the Servicer's efforts in connection with the sale of that REO Property and any rental of the REO Property incidental to the sale thereof for the previous month (together with an operating statement for such REO Property). Such statement shall be accompanied by such other information as the Trustee shall reasonably request. The Servicer shall maintain separate accounting for each REO Property.

                  (g) The Trustee hereby constitutes and appoints the Servicer as its true and lawful attorney-in-fact, with full power and authority to sign, execute, acknowledge, deliver, file for record and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the transactions contemplated by this Section 2.12, in each case as fully as the Trustee might or could do. The Trustee ratifies and confirms each action that the Servicer, as such attorney-in-fact, shall lawfully take or cause to be taken by authority hereof and in accordance with this Agreement. Third parties without actual notice may rely upon the exercise of the power granted under this power of attorney, and may be satisfied that this power of attorney shall continue in full force and effect and has not been revoked unless this Agreement is terminated as provided herein. If requested by the Servicer, the Trustee shall furnish the Servicer with any instrument or document necessary or appropriate to evidence or confirm the power of attorney granted in this Section 2.12(g), including one or more separate instruments or documents in recordable form for recordation in any jurisdiction in which any Mortgaged Property is located.

                  (h) Notwithstanding anything to the contrary contained in this Agreement, the Trustee may, with the consent of the Depositor, terminate the Servicer as servicer of any such REO Property without payment of any termination fee, provided that the Servicer shall on the date said termination takes effect be reimbursed for any unreimbursed Servicing Advances and any unreimbursed Monthly Advances and Servicing Fees in each case relating to the Mortgage Loan underlying such REO Property. In the event of any such termination, the provisions of Section 8.1 shall apply to said termination and the transfer of servicing responsibilities with respect to such REO Property to the successor Servicer.

         Section 2.13 Application of Proceeds of Insurance to Repair or Restoration

         The Servicer shall collect the proceeds from all policies of insurance required to be maintained pursuant to Section 2.10 with respect to all losses that may occur. The Servicer may remit such proceeds to the Mortgagor for the restoration or repair of the related property and shall otherwise take such actions in connection with such restoration and repair in a manner consistent with Acceptable Servicing Procedures.

         Section 2.14      Inspections

         The Servicer shall conduct inspections of the Mortgaged Properties at such times and in a manner consistent with Acceptable Servicing Procedures and shall maintain a written report of all such inspections.

         Section 2.15 Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder

         The parties acknowledge that, as of the Closing Date, not all Mortgage Loans purchased on such Closing Date are covered by Primary Mortgage Insurance. In the event that any Mortgage Loans are covered by a Primary Mortgage Insurance Policy on the Closing Date or subsequently become covered by a Primary Mortgage Insurance Policy, the provisions set forth below shall apply.

                  (a) The Servicer shall maintain in full force and effect any Primary Mortgage Insurance Policy covering a Mortgage Loan serviced by the Servicer. The Servicer shall cause the premium for any such Primary Mortgage Insurance Policy to be paid on a timely basis and shall from its own funds, if necessary, make a Servicing Advance to pay the premium on a timely basis. The Servicer shall not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect on the Closing Date, unless cancellation or non-renewal is required by applicable law or regulation. The Servicer shall not take any action or fail to take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.1, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

                  (b) As part of its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms thereof and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan.

         Section 2.16      Monthly Advances by the Servicer

                  (a) Not later than the close of business on the Business Day preceding each Monthly Remittance Date, the Servicer shall deposit in the Collection Account an amount equal to all payments not previously advanced by the Servicer of principal and interest at the Net Rate that were (i) due on any Mortgage Loan during the Due Period that commences in the same month in which such Monthly Remittance Date occurs, (ii) not received as of the close of business on the related Determination Date (whether or not deferred) and (iii) not due on or prior to the Cut-off Date (the aggregate of all such amounts, the "Monthly Advance"). In lieu of making all or a portion of any Monthly Advance, the Servicer may cause to be made an appropriate entry in its records relating to the Collection Account that funds in such account, including but not limited to any amounts received in respect of scheduled principal and interest on any Mortgage Loan due after the related Due Period for the related Monthly Remittance Date, have been used by the Servicer in discharge of its obligation to make any such Monthly

Advance. Any funds so applied shall be replaced by the Servicer by deposit, in the manner set forth above, in the Collection Account no later than the close of business on the Business Day immediately preceding the next Monthly Remittance Date to the extent that funds in the Collection Account on such date are less than the amounts required to be distributed on such Monthly Remittance Date. The Servicer shall be entitled to be reimbursed from the Collection Account for all Monthly Advances of its own funds made pursuant to this Section as provided in
Section 2.5.

                  (b) The obligation of the Servicer to make such Monthly Advances is mandatory, and, with respect to any Mortgage Loan or REO Property, shall continue through the earlier of (i) the date on which a Final Recovery Determination in connection with such Mortgage Loan is made and (ii) the due date of the last Monthly Payment due prior to the payment in full of such Mortgage Loan.

                  (c) Notwithstanding anything herein to the contrary, no Monthly Advance shall be required to be made hereunder by the Servicer if such Monthly Advance would, if made, constitute a Nonrecoverable Advance."

         Section 2.17      Compliance With REMIC Provisions

         The Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC, or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

         Section 2.18      Trustee to Cooperate; Release of Mortgage Files

         If, at any time prior to termination of this Agreement, the Servicer shall require the use of any Mortgage File (or any portion thereof) to perform its servicing activities as set forth in this Agreement, the Trustee, within five (5) Business Days of the written request of the Servicer in the form of Exhibit A hereto, (or within such shorter period as may be necessary for the Servicer to perform its obligations hereunder in compliance with all Acceptable Servicing Procedures), shall release or shall cause the Custodian to release such Mortgage File, or portion thereof, to the Servicer. Within five (5) Business Days of the Servicer's request therefor (or, within such shorter period as may be necessary for the Servicer to perform its obligations hereunder in compliance with all Acceptable Servicing Procedures), the Trustee shall execute and deliver to the Servicer, in the form supplied to the Trustee by the Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to perform the servicing activities with respect to any Mortgage Loan, including the foreclosure or sale in respect of any Mortgaged Property, the commencement and prosecution of any legal action to enforce the related Mortgage Note and Mortgage and the defense of any legal action or counterclaim filed against the Trustee or the Servicer. The Servicer may execute and deliver any or all of such pleadings or documents on behalf of the Trustee pursuant to the power of attorney granted pursuant to Section 2.12(g).

         Section 2.19      Optional Purchases of Mortgage Loans by Servicer

         The Servicer, together with Wilshire, as servicer under the Wilshire Servicing Agreement and Bank of America, as servicer under the Bank of America Servicing Agreement, may, if each of the Servicer, Wilshire and Bank of America agree to do so in a written notice provided to the Trustee at least five Business Days prior to the related Distribution Date (the "Termination Notice"), terminate the Trust Fund and retire the Offered Certificates on the next succeeding Distribution Date as of which the aggregate current Pool Balance is less than 10% of the aggregate Pool Balance of the Mortgage Loans as of the Cut-off Date by purchasing all of the outstanding Mortgage Loans in the Trust Fund at a price equal to the Termination Price and by reimbursing all Servicers for outstanding Monthly Advances or Servicing Advances; provided, however, that if the Terminating Entity includes the Servicer, the Servicer may exercise or participate in this Optional Termination only if the Termination Price is equal to or less than the aggregate fair market value of all of the assets in the Trust Fund (as determined by the Servicer as of the close of business on the third Business Day preceding the date on which the Certificates are to be retired pursuant to this Optional Termination) (an "Optional Termination"). The Termination Price and reimbursement amounts shall be allocated among and paid by the Servicer, Wilshire or Bank of America and the purchased Mortgage Loans shall be distributed among the Servicer, Wilshire and Bank of America in the manner set forth in the Termination Notice. If the Servicer, Wilshire and Bank of America elect not to purchase all of the outstanding Mortgage Loans in the Trust Fund on the Optional Termination Date, then the non-electing party's option to purchase such Mortgage Loans may be exercised by the Servicer, Wilshire and/or Bank of America, as the case may be (the "Terminating Entity"), as agreed to by such electing parties, provided that all and not part of the Mortgage Loans are purchased at the Termination Price. If the option is not exercised on such Distribution Date then on the next succeeding Distribution Date, and on each Distribution Date thereafter until such time, if any, as the Mortgage Loans are repurchased, any of the Servicer, Wilshire and/or Bank of America (or any combination thereof) may, at their option, purchase all of the outstanding Mortgage Loans in the Trust Fund, in the manner described above, for the Termination Price as of such Distribution Date and reimbursement to all Servicers for outstanding Monthly Advances or Servicing Advances (as such term is defined in the applicable Servicing Agreement).

         Upon receipt by the Trustee of the Termination Price, the Trustee shall, upon request of the Terminating Entity, execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Terminating Entity to vest title in the Terminating Entity in the Mortgage Loans so purchased and shall transfer or deliver to the Terminating Entity the purchased Mortgage Loans. Any distributions on the Mortgage Loans which have been subject to an Optional Termination received by the Trustee subsequent to (or with respect to any period subsequent to) the Optional Termination Date shall be promptly remitted by it to the Terminating Entity.

         Notwithstanding anything to the contrary herein, the occurrence of an Optional Termination shall be subject to, and shall in no way adversely affect the right of the Servicer to continue servicing and collecting its Servicing Fee and any other servicing compensation provided for in this Agreement for any Mortgage Loan that remains outstanding at the time of such Optional Termination.

         Notwithstanding the foregoing, if S&P has rated a class of debt securities ("Net Interest Margin Securities") that are backed by the Class X Certificates and Class P Certificates and that are outstanding on any date on which the Servicer, Wilshire and/or Bank of America, as applicable, intend to exercise their option to purchase the Mortgage Loans, the Servicer, Wilshire and/or Bank of America, as applicable, will be permitted to exercise such option only if one of the following conditions is met: (i) after distribution of the Termination Price to the Certificateholders (other than the Holders of the Class X Certificates, Class P Certificates and Class R Certificates) to redeem the related Certificates, the remainder of the Termination Price (the "Remainder Amount") is distributed to the Holders of the Class X Certificates and Class P Certificates and is sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the Net Interest Margin Securities; or (ii) (A) at the same time that the Servicer, Wilshire and/or Bank of America, as applicable, remit the Termination Price to the Trustee, they also remit to the Trustee an additional amount which, in combination with the Remainder Amount, is sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the Net Interest Margin Securities, and (B) the Trustee remits the Remainder Amount to the Holders of the Class X Certificates and Class P Certificates and remits that additional amount directly to the indenture trustee (plus any outstanding expenses due and owing to the indenture trustee) under the indenture creating the Net Interest Margin Securities.

         Section 2.20      Gramm-Leach-Bliley.

         The Servicer shall comply with all applicable laws and regulations regarding the privacy or security of any Customer Information. The Servicer has implemented and shall maintain security measures designed to meet the objectives of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder.


                                    ARTICLE 3

                            DISTRIBUTIONS AND REPORTS

         Section 3.1       Distributions

                  (a) On each Monthly Remittance Date, the Servicer shall remit to the Trustee for deposit in the Distribution Account all amounts credited to the Collection Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Collection Account pursuant to Section 2.5, plus all Monthly Advances, deposited in the Collection Account prior to such Monthly Remittance Date pursuant to Section 2.4, minus (i) any amounts attributable to Principal Prepayments received after the last day of the Due Period immediately preceding the related Monthly Remittance Date and (ii) any amounts attributable to Monthly Payments collected but due on a Due Date(s) subsequent to the preceding Determination Date.

                  (b) With respect to any remittance received by the Trustee on or after the second Business Day following the Business Day on which such payment was due, the Trustee shall send written notice thereof to the Servicer. The Servicer shall pay to the Trustee interest on any such late payment at an annual rate equal to Prime plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Trustee on the date such late payment is made and shall cover the period commencing with the second day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest, or the failure of the Trustee to notify the Servicer of such interest, shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

         Section 3.2       Reports

                  (a) On or before each Servicer Report Date, the Servicer shall provide to the Trustee or its designee by means of an electronic or other agreed upon medium, with respect to the Due Period immediately preceding such Servicer Report Date, the data set forth below on an individual loan basis and such other information with respect to the Mortgage Loans as the Trustee may reasonably request to the extent that such information is reasonably available to the Servicer; and provided, that, the Servicer shall not be required to collect, collate, create or otherwise generate any information that it does not generate in its usual course of business:

                  (i)      mortgage loan number;

                  (ii)     interest rate;

                  (iii)    pending rate;

                  (iv)     scheduled principal and interest payment;

                  (v)      scheduled principal;

                  (vi)     gross interest;

                  (vii)    curtailment collected;

                  (viii)   curtailment adjustment;

                  (ix)     PIF principal;

                  (x)      PIF interest difference;

                  (xi)     ARM Index;

                  (xii)    pending Index;

                  (xiii)   ending scheduled balance;

                  (xiv)    investor loan number;

                  (xv)     Servicing Fee Rate;

                  (xvi)    due date;

                  (xvii)   yield rate;

                  (xviii)  beginning balance;

                  (xix)    ending balance;

                  (xx)     beginning scheduled balance;

                  (xxi)    principal collected;

                  (xxii)   scheduled net interest;

                  (xxiii)  scheduled buydown;

                  (xxiv)   Servicing Fee collected; and

                  (xxv)    remittance amount.

The Servicer may submit the foregoing information in more than one (1) report. Requests for additional data regarding the Mortgage Loans or alternative means for delivering such reports shall be accommodated at the discretion of the Servicer and at the Trust's expense.

                  (b) The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to the Trustee pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Trustee with such information concerning the Mortgage Loans as is necessary for the Trust to prepare its federal income tax return as the as the Trustee may reasonably request from time to time.

         Section 3.3       Delinquency and Foreclosure Statements

         The Servicer shall provide to the Trustee a monthly statement of delinquents and a delinquency report on all Mortgage Loans more than 60 days delinquent. The Servicer shall also provide to the Trustee a monthly statement regarding foreclosure status.

                                    ARTICLE 4

                     GENERAL SERVICING PROCEDURE; COVENANTS;
                         REPRESENTATIONS AND WARRANTIES

         Section 4.1       Assumption Agreements

                  (a) The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold, whether by absolute conveyance or by contract of sale and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note, provided that in accordance with the terms of the Mortgage Note, the Servicer may permit an assumption (i) if the Servicer reasonably believes it is unable under Applicable Requirements to enforce such "due-on-sale" clause, or (ii) if the enforcement of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. In connection with any such assumption, the related Mortgage Interest Rate, the Unpaid Principal Balance and the term of the Mortgage Loan may not be changed. If an assumption is allowed pursuant to this Section 4.1(a), the Servicer is authorized, at the Servicer's discretion, to prepare a substitution of liability agreement to be entered into with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement. If an assumption fee is collected by the Servicer for entering into an assumption agreement the entire amount of such fee may be retained by the Servicer as additional servicing compensation.

                  (b) The Servicer shall follow Acceptable Servicing Procedures with respect to any such assumption or substitution of liability (taking into account the applicable Seller's then current underwriting guidelines applicable to mortgage loans of the same type as the related Mortgage
Loan). The Servicer shall notify the Trustee that any such substitution of liability or assumption agreement has been completed by forwarding to the Trustee a copy of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall for all purposes be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  (c) For purposes of this Section 4.1, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 4.2       Satisfaction of Mortgages and Release of Mortgage
Files

                  (a) Upon the payment in full of any Mortgage Loan or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall prepare the appropriate documents and instruments required to satisfy or release the lien of the Mortgage in accordance with applicable state law requirements. The Servicer, promptly and within the applicable legal deadlines appropriate to process the satisfaction or release, shall notify the Trustee or the Custodian, on its behalf of such event.

                  (b) The Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage. In the event the Servicer grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, the Servicer, upon becoming aware of the foregoing, shall deposit the Unpaid Principal Balance of the related Mortgage Loan plus accrued and unpaid interest by deposit thereof in the Collection Account pursuant to Section 2.4. The Trustee shall assign the related Mortgage and endorse the related Mortgage Note to the Servicer and shall do all things necessary to transfer ownership of the Mortgage Loan to the Servicer. The Servicer shall maintain the Fidelity Bond as provided for in Section 2.11 protecting and insuring the

Servicer against, losses sustained with respect to any Mortgage Loan satisfied or released other than in accordance with the procedures set forth herein.

                  (c) The Trustee, or the Custodian, on its behalf, shall, within five (5) Business Days following receipt of any request from the Servicer (or within such shorter period as is necessary for the Servicer to perform its obligations hereunder in compliance with all Applicable Servicing Procedures) deliver or cause to be delivered to the Servicer the Mortgage File (or any portion thereof) required by the Servicer to process any satisfaction or release of any Mortgage pursuant to this Section 4.2. In addition, if any Mortgage Loan has been paid in full and the Trustee has recorded the related Assignment of Mortgage designating the Trustee as the holder of record of the Mortgage, the Servicer shall prepare and deliver to the Trustee, together with a request for execution, the documents and instruments necessary to satisfy or release the lien of the Mortgage. The Trustee, or the Custodian, on its behalf, shall, within five (5) Business Days following its receipt of any such request, send to the Servicer the fully-executed documents that were prepared and requested by the Servicer. In the event that applicable state law requires that a satisfaction or release be recorded within a shorter time period than the foregoing procedure permits, the Servicer shall advise the Trustee accordingly and shall use its best efforts to ensure that the lien of the Mortgage is released or satisfied in accordance with applicable state law requirements, and the Trustee, or the Custodian, on its behalf, shall assist therewith by, to the extent reasonably practicable, returning to the Servicer the required portion of the Mortgage File and, if applicable, the executed satisfaction and release documents and instruments within the time periods reasonably specified by the Servicer.

                  (d) If a Mortgage Loan that has been paid in full is a MERS Loan, the Servicer may cause the removal of such Mortgage Loan from registration on the MERS(R) System and execute and deliver, on behalf of the Trustee, any and all related instruments of satisfaction or release. No expense incurred in connection with the delivery of any instrument of satisfaction or deed or reconveyance shall be chargeable to the Collection Account or the Trust Fund.

         Section 4.3       Servicing Compensation

         The Servicer shall be entitled to pay itself a Servicing Fee for each Mortgage Loan serviced hereunder. Such Servicing Fee is limited to, and payable solely from, the interest portion of the Monthly Payments and Late Collections collected by the Servicer with respect to the related Mortgage Loan. Additional servicing compensation in the form of non-sufficient funds check fees, assumption fees, conversion fees, other related administrative fees, late payment charges, Prepayment Charges and other similar types of ancillary fees and charges that are actually received by the Servicer may be retained by the Servicer to the extent not required to be deposited into the Collection Account pursuant to the terms of this Agreement. In addition to the Servicing Fee payable hereunder, the Servicer shall be entitled to pay itself an REO Management Fee for each REO Property managed by the Servicer or its agent. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for in this Agreement. Any Late Collections shall be applied by the Servicer in the following order of priority:
(i) first to pay the expenses incurred in connection with collection of such Late Collections, (ii) second to reimburse itself for any related unpaid Servicing Fees, unpaid REO

Management Fees and unreimbursed Servicing Advances and Monthly Advances and
(iii) the balance to be remitted to the Trustee for deposit in the Distribution Account.

         Section 4.4       Statements as to Compliance

                  (a) Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), the Servicer will deliver to the Trustee and the Depositor an Officer's Certificate for the prior calendar year, beginning with the calendar year ending December 31, 2004, stating (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (b) Not later that March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), the Servicer will deliver to the Trustee and the Depositor an Officer's Certificate for the prior calendar year, beginning with the calendar year ending December 31, 2004, in substantially the form of Exhibit E to this Agreement.

                  (c) The Servicer agrees to indemnify and hold harmless each of the Trustee and the Depositor, each Person, if any, who "controls" the Trustee or the Depositor, as applicable, within the meaning of the Securities Act of 1933, as amended, and their respective officers and, directors (collectively, the "Indemnitees") against any and all losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that the Indemnitees may sustain arising out of third party claims based on (i) the failure of the Servicer to deliver or cause to be delivered when required any Officer's Certificate required pursuant to
Section 4.4(a) or Section 4.4(b), or the accountants' statement required pursuant to Section 4.5, or (ii) any material misstatement or omission in any certification pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002 and Rules 13a-14 and 15d-14 promulgated by the Securities and Exchange Commission thereunder made in reliance on any material misstatement or omission contained in any Officer's Certificate provided pursuant to Section 4.4(a) or Section 4.4(b). If the indemnification provided for in this Section 4.4 is unavailable or insufficient to hold harmless any Indemnitee, then the Servicer agrees that it shall contribute to the amount paid or payable by the Indemnitee as a result of the losses, claims, damages or liabilities of the Indemnitee arising out of clause (i) or (ii) of the preceding sentence, in such proportion as is appropriate to reflect the relative fault of the Indemnitee on the one hand and the Servicer on the other.

         Section 4.5       Annual Independent Public Accountants' Servicing
Report

         Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), the Servicer will, at its expense, cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish to the Depositor and the Trustee, a statement to the effect that based on an examination conducted by such firm in compliance with the Uniform Single Attestation Program for Mortgage Bankers ("USAP") the assertion of management of the Servicer that it has complied with the minimum servicing standards identified in the USAP is fairly stated in all material respects, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

         Section 4.6       Trustee's Right to Examine Servicer Records, etc.

                  (a)      The Trustee shall have the right, at its expense, to
(i) examine and audit the Servicer's books of account, records, reports and other papers relating to (x) the performance by the Servicer of its obligations and duties under this Agreement, or (y) the Mortgage Loans, (ii) make copies and extracts therefrom and (iii) discuss the affairs, finances, and accounts of the Servicer relating to such performance with the Servicer's officers and employees, all at such times and places, and with such frequency, as may be reasonably requested.

                  (b) The Servicer shall provide to the Trustee, any Certificateholder that is a federally insured savings and loan association and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Trustee, including without limitation the OTS, the FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Servicer that is required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours, at the offices of the Servicer and in accordance with any applicable regulations.

                  (c) Nothing in this Section 4.6 shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the mortgagors and the failure of such Servicer to provide access as provided in this Section 4.6 as a result of such obligation shall not constitute a breach of this Section 4.6. Nothing in this Section 4.6 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.


         Section 4.7       Cooperation

         The Servicer, the Depositor and the Trustee shall cooperate fully with one another and their respective counsel and other representatives and advisors in connection with the steps required to be taken as part of their respective obligations under this Agreement.

         Section 4.8       Consents and Approvals

         The Servicer shall timely obtain, at its sole cost and expense, the consents and approvals required by law or pursuant to contract to consummate the transactions contemplated hereby. All such consents shall be obtained without any cost or expense to the Trustee and will be obtained without any adverse modification in the terms of any of the agreements relating to the Mortgage Loans or the imposition of any burdensome provisions or conditions on the Trustee.

                                    ARTICLE 5

                                  THE SERVICER

         Section 5.1       Indemnification; Third Party Claims

                  (a)      [Reserved]

                  (b) The Servicer agrees to indemnify and hold harmless the Trustee, the Depositor and the Trust against any and all third-party claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that the Trustee (on behalf of the Trust and the Certificateholders), the Depositor or the Trust may sustain in any way related to the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement; provided, however, the Servicer shall not be liable hereunder with respect to (i) any action or inaction resulting from the written direction or written consent of the Trustee, the Depositor or the Majority Certificateholders, as applicable, (ii) any action or inaction resulting from the Trustee's or the Custodian's failure to cause any Mortgage File (or portion thereof) to be released to the Servicer pursuant to Sections 2.18 or 4.2(c), or (iii) any action or inaction resulting from the Trustee's or the Depositor's failure to comply with Section 5.1(c). The Servicer shall notify the Trustee and the Depositor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that the Servicer determines in its good faith judgment will materially affect the Trustee's, the Depositor's or the Trust's interest in such Mortgage Loans. The Servicer shall assume (with the written consent of the Depositor) the defense of any such claim and, subject to the last sentence of this paragraph, pay all reasonable expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer or the Trustee, the Depositor or the Trust in respect of such claim. The Servicer shall follow any written instructions received from the Trustee in connection with any such claim. The Servicer shall have the right to reimburse itself from the Collection Account for all expenses, advances and liabilities incurred by the Servicer in respect of any such claim (whether or not the Servicer has assumed the defense thereof), except when the claim (x) is related to the Servicer's obligations to indemnify the Depositor, the Trustee (on behalf of the Trust and the Certificateholders) and the Trust pursuant hereto, (y) results from the failure of the Servicer to service the Mortgage Loans in compliance with the terms of this Agreement, or (z) results from the Servicer's willful misconduct, bad faith or negligence in performing its duties under this Agreement.

                  (c) With respect to any Mortgage Loan, if the Depositor or the Trustee records or causes to be recorded the related Assignment of Mortgage designating the Depositor or the Trustee, as applicable, as the holder of record of the Mortgage in the appropriate public recording office of the jurisdiction in which the related Mortgaged Property is located, and the Depositor or the Trustee, as applicable, in its capacity as the holder of record, receives written notice of any action with respect to the related Mortgage or Mortgaged Property, the Depositor or the Trustee, as applicable, shall promptly send a copy of such notice to the Servicer in accordance with
Section 8.8. The Servicer shall have no liability to the Depositor, the Trustee or the Certificateholders for claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, or any other costs or expenses, that result from the Depositor's or the Trustee's failure to comply with the provisions set forth in this paragraph.

                  (d) None of the Depositor or any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of its respective willful misfeasance, bad faith or negligence in the performance of its duties or by reasons of reckless disregard of its respective obligations or duties hereunder.

                  (e) The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective willful misfeasance, bad faith or negligence, a breach of a representation or warranty hereunder or by reason of reckless disregard of its respective obligations or duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under this Agreement and which in its opinion may expose it to any expense or liability; provided, however, that the Depositor may in its discretion undertake any action related to its obligations hereunder that it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the parties hereunder.

         Section 5.2       Servicer Covenants; Merger or Consolidation of the
Servicer

                  (a) The Servicer covenants that, subject to Section 5.2(b), it shall keep in full force and effect its existence, rights and franchises as a corporation and its status as a Fannie Mae or Freddie Mac approved servicer in good standing and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

                  (b) Any Person into which the Servicer may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to all, or substantially all, of the business or assets of the Servicer (whether or not related to loan servicing), shall be the successor of the Servicer hereunder, without the execution or filing of any paper, or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Servicer shall not be a party to any such merger, consolidation or conversion, or sell or otherwise dispose of all, or substantially all, of its business or assets, unless the successor or surviving Person shall be an institution that is a Fannie Mae or Freddie Mac approved servicer in good standing and a member of MERS in good standing. In addition, the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000 and (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans.

         Section 5.3       Limitation on Liability of the Servicer and Others

         The Servicer and the directors, officers, employees or agents of the Servicer shall not be under any liability to the Trustee, the Depositor or any Certificateholder (i) for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, (ii) for errors in judgment made in good faith, (iii) for any action or inaction in accordance with the written direction or written consent of the Trustee, the Depositor or the Majority Certificateholders, as applicable, (iv) for any action or inaction resulting from the Trustee's or Custodian's failure to cause any Mortgage File (or portion thereof) to be released to the Servicer pursuant to Sections 2.18 or 4.2(c), or (v) for any action or inaction resulting from the Trustee's or the Depositor's failure to comply with Section 5.1(c); provided, however, this provision shall not protect the Servicer against any breach of warranties or representations made herein, any failure to perform its obligations in accordance with any standard of care set forth in this Agreement (unless in accordance with the written direction or written consent of the Trustee or the Depositor, as applicable) or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of its respective obligations or duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind that appears, on its face, to be properly executed and submitted by any Person respecting any matters arising hereunder. Subject to Section 5.1(b), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and which, in its opinion, may result in any expense or liability to the Servicer; provided, however, that the Servicer may undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights, duties, and the interests of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities for which the Trust shall be liable and the Servicer shall be entitled to be reimbursed therefor from the Collection Account, unless any such costs or liabilities shall result from the negligence, bad faith or willful misfeasance of the Servicer in performing such action. The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its willful misfeasance, bad faith or negligence, or a breach of warranties or representations made herein by the Servicer or any failure by the Servicer to perform its obligations in accordance with the standard of care set forth in this Agreement (unless in accordance with the written direction of the Trustee, the Depositor or the Majority Certificateholders). Anything in this Agreement to the contrary notwithstanding, in no event shall the Servicer be liable for special, indirect, or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee has no obligation to give direction or consent to the Servicer and is not responsible for monitoring or supervising the Servicer's activity.

         Section 5.4       Servicer Not to Resign

         The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the determination that such Servicer's duties hereunder are no longer permissible under

Applicable Requirements and such incapacity cannot be cured by such Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until (i) a successor that satisfies the requirements set forth in Section 8.1 has assumed the Servicer's responsibilities and obligations hereunder in accordance with such Section and
(ii) each Rating Agency has delivered a letter to the Trustee stating that the appointment of such successor as Servicer hereunder will not result in the reduction or the withdrawal of the then current ratings of the Certificates.

         Section 5.5       Transfer of Servicing

         The Servicer acknowledges that each of the Trustee and the Depositor has entered into this Agreement in reliance upon the adequacy of the Servicer's servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 5.5, the Servicer shall not either assign this Agreement or any of the servicing rights or obligations hereunder except (i) in connection with a merger or consolidation permitted under Section 5.2(b), or (ii) with the prior written consent of the Depositor, which consent shall not be unreasonably withheld or delayed.

         Section 5.6       [Reserved]

         Section 5.7       Representations and Warranties of the Servicer

         The Servicer hereby represents and warrants to the Trustee and the Depositor as of the Closing Date as follows:

                  (a) The Servicer is a federally chartered savings association, duly organized, validly existing and in good standing under the laws of the United States, has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Properties are located, if the laws of such states require licensing or qualification in order to conduct business of the type conducted by the Servicer and to the extent necessary to ensure the servicing of each Mortgage Loan in accordance with this Agreement. The Servicer has the corporate power and authority to enter into, execute and deliver this Agreement and all documents and instruments executed and delivered pursuant hereto and to perform its obligations in accordance therewith. The execution, delivery and performance of this Agreement by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement evidences the valid, binding and enforceable obligations of the Servicer, subject as to enforcement, (i) to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and
(ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

                  (b) No consent, approval, authorization, or order of any court or governmental agency or body relating to the transactions contemplated by this Agreement is required as to the Servicer or, if required, such consent, approval, authorization, or order has been obtained.

                  (c) The consummation of the transactions contemplated by this Agreement, including without limitation the fulfillment of, or compliance with, the terms and conditions of this Agreement, are in the ordinary course of business of the Servicer and shall not (i) result in the breach of any term or provision of the charter or by-laws of the Servicer, (ii) result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any material agreement, indenture, loan or credit agreement, or other instrument to which the Servicer or its property is subject, or (iii) result in the violation of any law, rule, regulation, order, judgment, or decree to which the Servicer or its property is subject.

                  (d) There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer that, either in any one instance or in the aggregate, is likely (in the Servicer's judgment), to result in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or that would adversely affect the validity of this Agreement, or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to materially impair the ability of the Servicer to perform its obligations hereunder.

                  (e) The Servicer is an approved servicer of mortgage loans for Fannie Mae and Freddie Mac, in good standing. No event has occurred, including but not limited to a change in insurance coverage, that would make the Servicer unable to comply with Fannie Mae and Freddie Mac eligibility requirements or that would require notification to Fannie Mae or Freddie Mac.

                  (f) The Servicer is a member of MERS in good standing. The Servicer shall comply in all material respects with the rules and procedures of MERS in connection with the servicing of each MERS Loan for as long as each such Mortgage Loan is registered on the MERS(R) System.

         Section 5.8       Servicer May Own Certificates

         The Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Servicer.


                                    ARTICLE 6

                                     DEFAULT

         Section 6.1       Events of Default

         In case one or more of the following Events of Default by the Servicer shall occur and be continuing:

                  (i) any failure by the Servicer to remit to the Trustee when due any payment required to be made under the terms of this Agreement, which failure continues unremedied for a period of three (3) Business Days after the date on which written notice of such failure requiring the same to be remedied, shall have been received by the Servicer, from the Trustee, or

                  (ii) any failure by the Servicer to duly observe or perform, in any material respect, any other covenant, obligation or agreement of the Servicer as set forth in this Agreement, which failure continues unremedied for a period of sixty (60) (or, in the case of any failure to pay the premium for any insurance policy which is required to be maintained hereunder, thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer, from the Trustee; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; or

                  (iv) the Servicer shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all, or substantially all, of the Servicer's property; or

                  (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) the Servicer shall fail to be an approved servicer of mortgage loans for Fannie Mae and Freddie Mac, in good standing; or

                  (vii) the Servicer shall fail to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located; or

                  (viii) the Servicer shall attempt to assign this Agreement or the servicing responsibilities hereunder in contravention of this Agreement;

then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee, by notice in writing to the Servicer (in each such instance, the "Defaulted Servicer"), may, and, at the direction of the Majority Certificateholders, shall, in addition to whatever rights the Trustee may have at law or equity, including injunctive relief and specific performance, commence termination of all of the rights and obligations of the Defaulted Servicer under this Agreement (other than the rights to reimbursement for Monthly Advances and Servicing Advances previously made) pursuant to Section 7.2, and may exercise any and all other remedies available at law or at equity. Upon receipt by the Defaulted Servicer of such written notice from the Trustee stating the intent to terminate the Defaulted Servicer as servicer under this Agreement as a result of such Event of Default, all authority and power of the Defaulted Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 8.1. Upon written request from the Trustee, the Defaulted Servicer shall, at its sole expense, prepare, execute, and place in such successor's possession or control all Mortgage Files and Credit Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, all of which shall be undertaken immediately and shall be completed as soon as possible and in all events by not later than forty-five (45) Business Days following the Trustee's request therefor. The Defaulted Servicer agrees to cooperate with the Trustee and such successor in effecting the termination of the Defaulted Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor of all cash amounts that have been credited by the Defaulted Servicer to the Collection Account or the Escrow Account at the time of transfer, and all other amounts that may thereafter be received with respect to the Mortgage Loans and to which the Defaulted Servicer is not entitled pursuant to the terms of this Agreement.

         Section 6.2       Waiver of Defaults

         The Trustee, at the direction of the Majority Certificateholders, on behalf of all Certificateholders, may waive any default or Event of Default by the Defaulted Servicer in the performance of its obligations hereunder and its consequences, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Any such waiver must be in writing to be effective. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall, unless otherwise specified in such waiver, be deemed to have been remedied for every purpose of this Agreement unless the Defaulted Servicer fails to comply with the terms of such waiver. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

         Section 6.3       Notification to Certificateholders

         (a) On any termination of the Servicer or appointment of a successor to the Servicer pursuant to this Agreement, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

         (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Event of Default, after a Responsible Officer of the Trustee obtains actual knowledge or receives written notice of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such Event of Default shall have been waived or cured. Such notice shall be given to the Rating Agencies promptly after any such occurrence.

         Section 6.4 Survival of Certain Obligations and Liabilities of the Defaulted Servicer

         The representations, warranties, covenants, indemnities and agreements of the parties provided in this Agreement and the parties' obligations hereunder shall survive the execution and delivery and the termination or expiration of this Agreement. Notwithstanding any termination of the rights and obligations of the Servicer pursuant to this Article 6, the Defaulted Servicer shall remain liable for any actions of the Defaulted Servicer taken prior to the effective time of such termination.


                                    ARTICLE 7

                                   TERMINATION

         Section 7.1       Termination of Agreement

         The respective obligations and responsibilities of the Servicer, the Depositor and the Trustee hereunder shall terminate upon termination of the Trust in accordance with Section 7.01 of the Pooling Agreement.

         Section 7.2       Termination of the Servicer Upon Unremedied Event of
Default

         The Trustee may, and at the direction of the Majority Certificateholders shall, following an unremedied Event of Default and in accordance with Section 6.1, terminate any rights the Servicer may have hereunder. The Trustee, with full cooperation of the Servicer, shall arrange for the transfer of servicing, at the Trustee's option, to the Trustee or a third party successor servicer pursuant to Section 8.1; provided, that the transfer to such successor will not result in the qualification, withdrawal or reduction of the then current ratings on the Certificates, as evidenced by a letter to such effect from each Rating Agency to the Trustee, and the Servicer shall continue servicing the Mortgage Loans under this Agreement, for the Servicing Fee provided herein, until the Trustee gives the Servicer notice of such transfer.

         Notwithstanding any termination of the Servicer hereunder, the Servicer shall be entitled to receive prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid Servicing Fees and reimbursement for all outstanding Monthly Advances and Servicing Advances.

                                    ARTICLE 8

                            MISCELLANEOUS PROVISIONS

         Section 8.1       Successor to the Servicer

                  (a) Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 5.4, 6.1, 7.1, or 7.2, the Trustee shall either (i) succeed to and assume all of the Servicer's responsibilities, rights, duties, and obligations under this Agreement from and after the date of such succession, or (ii) appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. If the Servicer's duties, responsibilities, and liabilities under this Agreement shall be terminated pursuant to any of the foregoing Sections, the Servicer shall discharge such duties and responsibilities with the same degree of diligence and prudence that it is obligated to exercise under this Agreement, from the date it acquires knowledge of such termination until the effective date thereof.

                  (b)      The Servicer shall promptly deliver to its successor
(i) the funds in the Collection Account and the Escrow Account to which the Trust is entitled pursuant to the terms of this Agreement and all other amounts which may thereafter be received with respect to the Mortgage Loans and to which the Servicer is not entitled pursuant to the terms of this Agreement and (ii) all Mortgage Files and Credit Files and related documents and statements held by it hereunder. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                  (c) Upon a successor's acceptance of appointment as such, the Trustee shall notify the Servicer, the Depositor, each Certificateholder and each Rating Agency of such appointment.

                  (d) Notwithstanding any termination pursuant to this Agreement, the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such termination, whether in respect of (i) unreimbursed Servicing Advances or Monthly Advances, (ii) unpaid Servicing Fees or REO Management Fees, or (iii) other servicing compensation, and shall continue to be entitled to the benefits of Section 5.3 notwithstanding any such termination, with respect to events occurring prior to such termination.

                  (e) Any successor, including the Trustee, to the Servicer as servicer shall, during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 2.11.


         Section 8.2       Amendment

                  (a) This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any error or ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or in the Prospectus Supplement or (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be materially inconsistent with the provisions of this Agreement; provided, however, that any such action listed in clause (i) through (iii) above shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (i) notice in writing to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of Counsel delivered to the Depositor, the Servicer and the Trustee to such effect.

                  (b) In addition, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% of the Voting Rights of such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

                  (c) Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any

REMIC constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

                  (d) Promptly after the execution of any such amendment the Trustee shall furnish (but in no event at the expense of the Trustee), at the expense of the Trust, a copy of such amendment and the Opinions of Counsel referred to in Sections 8.2(b) and (c) to the Servicer and each Rating Agency.

                  (e) It shall not be necessary for the consent of Certificateholders under this Section 8.2 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (f) Notwithstanding any other provision of this Agreement, neither the Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

                  (g) Promptly after the execution of any amendment, modification or waiver of the Pooling Agreement, the Trustee shall furnish a copy of such amendment, modification or waiver to the Servicer.



         Section 8.3 Recordation of Agreement; Perfection of Security Interest; Further Assurances

                  (a) To the extent necessary under applicable law to protect the interests of the Certificateholders, this Agreement, or a memorandum thereof, is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Trust's expense.

                  (b) The Servicer agrees to execute or cause to be executed such documents and take or cause to be taken such actions as may be necessary to effect the intent of this Agreement, including, without limitation, the execution and delivery of instruments of further assurance and the execution and delivery of such other documents, and the taking of such other actions, as may be reasonably requested by the Trustee or the Depositor.

         Section 8.4       Duration of Agreement

         This Agreement shall continue in existence and effect until terminated as herein provided.

         Section 8.5       Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

         Section 8.6       General Interpretive Principles

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

                  (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same
         Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

         Section 8.7       Reproduction of Documents

         This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers, and modifications that may hereafter be executed, (ii) documents received by any party on the Closing Date, and (iii) financial statements, certificates, and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic, or other similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business. Any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 8.8       Notices

         All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, faxed or mailed by first class mail, postage prepaid, or by express delivery service, to
(a) in the case of the Depositor, Morgan Stanley ABS Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Michelle Wilke, Esq., (telecopy number 212-761-0260) (b) in the case of the Servicer, Washington Mutual Bank, FA, 1950 Plummer St, (mail stop N070205), Chatsworth, CA, 91311, Attention: Vice President, Investor Reporting, with a copy to Washington Mutual Bank, FA, 1201 Third Avenue, WMT0511, Seattle, Washington 98101, Telephone: (206) 554-8541,
Fax: (206) 461-5739, Attention: Salvatore Russo, or such other address as may be furnished to the Depositor and the Trustee in writing by the Servicer, and (c) in the case of the Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705 Attention: Trust Administration --MS04S1. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

         The Trustee acknowledges and agrees that all reports and notices required to be delivered by the Trustee to the Servicer pursuant to the Pooling Agreement shall be delivered to the Servicer at the addresses of the Servicer specified in this Section 8.8 and the Servicer shall be entitled to enforce its right to receive such reports and notices to the same extent as if it were a party to such Pooling Agreement.

         Section 8.9       Severability of Provisions

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement, the rights of the parties hereto, the Certificates or the rights of the Certificateholders thereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a new structure, the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         Section 8.10      Exhibits and Schedules

         The exhibits and schedules to this Agreement are hereby incorporated and made an integral part of this Agreement.

         Section 8.11      Counterparts; Successors and Assigns

         This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 5.4, 5.5, 6.1 and 7.1, this Agreement shall inure to the benefit of and be binding upon the Servicer, the Trustee, the Depositor and their respective successors and assigns.

         Section 8.12      Effect of Headings

         The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         Section 8.13      Other Agreements Superseded; Entire Agreement

         This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

         Section 8.14      Notice to the Rating Agencies and the Depositor

                  (a) The Trustee shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies and the Depositor with respect to each of the following of which a Responsible Officer of the Trustee, as the case may be, has actual knowledge:

                  (i)      any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default hereunder that has not been cured or waived;

                  (iii)    the resignation or termination of the Servicer;

                  (iv) any change in the location of the Collection Account, the Escrow Account or the Distribution Account; and

                  (v) if the Trustee is acting as successor Servicer, any event that would result in the inability of the Trustee to make Monthly Advances.

         In addition, the Trustee shall promptly furnish to each Rating Agency and the Depositor copies of the following:

                  (i) with respect to the Depositor only, each report delivered pursuant to Section 3.2 or 3.3 hereof;

                  (ii)     each annual statement as to compliance described in
                           Section 4.4 hereof;

                  (iii) each annual independent public accountants' servicing report described in Section 4.5 hereof; and

                  (iv) each notice delivered pursuant to Section 6.1 hereof which relates to the fact that the Servicer has not made a Monthly Advance.

         Any such notice pursuant to this Section 8.14 shall be in writing and shall be deemed to have been duly given if personally delivered, faxed or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Managing Director, Residential Mortgage-Backed Securities; Fitch Ratings, One State Street Plaza, New York, New York 10004, Attention: Managing Director, Residential Mortgage-Backed Securities; and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041,
Attention: Mortgage Surveillance Group.


                               [signatures follow]

         TO WITNESS THIS, the Servicer, the Trustee and the Depositor have caused their names to be signed to this Servicing Agreement by their respective officers duly authorized as of the day and year first written above.

         SERVICER:

                                      WASHINGTON MUTUAL BANK, FA
                                      a federally chartered savings association

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

         DEPOSITOR:

                                      MORGAN STANLEY ABS CAPITAL I INC.
                                      a Delaware corporation

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

         TRUSTEE:

                                      DEUTSCHE BANK NATIONAL TRUST COMPANY
                                      a national banking association, as Trustee

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                    EXHIBIT A

              FORM OF REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT


To:      [Name/Address of Custodian]
         Attention: __________________________________
                    Telephone:________________________
                    Facsimile:________________________

                  Re:      Servicing Agreement dated as of January 1, 2004 (the
                  "Servicing Agreement") between Morgan Stanley ABS Capital I Inc. (the "Depositor"), Deutsche Bank National Trust Company, as trustee (the "Trustee") and Washington Mutual Bank, FA (the "Servicer")

         In connection with the administration of the Mortgage Loans that we service on your behalf pursuant to the Servicing Agreement, we request the release, and acknowledge receipt of the Mortgage File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.


Mortgagor's Name, Address and Zip Code:
---------------------------------------

Mortgage Loan Number:
---------------------

Reason for Requesting Documents:  (check one)
---------------------------------------------

         _____    1.  Mortgage Loan paid in full. (The Servicer hereby
                      certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Servicing Agreement.)

         _____    2.  Mortgage Loan in foreclosure.

         _____    3.  Repurchase pursuant to the Servicing Agreement or the
                      Purchase Agreement. (The Servicer hereby certifies that the repurchase price has been credited to the Collection
                      Account.)

         _____    4.  Mortgage Loan liquidated by ___________________. (The
                      Servicer hereby certifies that all proceeds of the foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection
                      Account pursuant to the Servicing Agreement.)

         _____    5.  Other (Explain): _________________________________________

         If box 1, 2 or 3 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

         If box 4 or 5 above is checked, upon our return of all of the above documents to you, please acknowledge your acceptance by signing in the space indicated below and returning this form.


                                      WASHINGTON MUTUAL BANK, FA



                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

Acknowledgment of Documents
returned to the Custodian:

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Custodian

By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------

Date:
     ---------------------------------------

                                    EXHIBIT B

                            ACCOUNT LETTER AGREEMENT

                                                         _______________, ______

To:_________________________________
   _________________________________
   _________________________________
   _________________________________
         (the "Depository")

         As the "Servicer" under the Servicing Agreement dated as of January 1, 2004, between the Servicer, the Depositor and the Trustee named therein (the "Agreement"), we hereby authorize and request you to establish an account, as a Collection Account pursuant to Section 2.4 of the Agreement, to be designated as "Collection Account, Washington Mutual Bank, FA, as Servicer for the Trust under the Servicing Agreement dated as of January 1, 2004 between Morgan Stanley ABS Capital I Inc., as Depositor, Deutsche Bank National Trust Company, as Trustee and Washington Mutual Bank, FA, as Servicer, in trust for registered Holders of Morgan Stanley ABS Capital I Inc. Trust 2004-SD1, Mortgage Pass-Through Certificates, Series 2004-SD1." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                             _______________________________

                                             By:____________________________

                                             Name:__________________________

                                             Title:_________________________

         The undersigned, as the "Depository," hereby certifies that the above-described account has been established under Account Number
_________________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.


                                             _______________________________
                                             (Name of Depository)

                                             By:____________________________

                                             Name:__________________________

                                             Title:_________________________

                                    EXHIBIT C

                         ESCROW ACCOUNT LETTER AGREEMENT

                                                         _______________, ______

To:_________________________________
   _________________________________
   _________________________________
   _________________________________
         (the "Depository")

         As the "Servicer" under the Servicing Agreement dated as of January 1, 2004, between the Servicer, the Trustee and the Depositor (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 2.6 of the Agreement, to be designated as "Washington Mutual Bank, FA, in trust for registered Holders of Morgan Stanley ABS Capital I Inc. Trust 2004-SD1, Mortgage Pass-Through Certificates, Series 2004-SD1, and certain Mortgagors." All deposits in the account pursuant to the Agreement shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account by fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                             _______________________________

                                             By:____________________________

                                             Name:__________________________

                                             Title:_________________________


         The undersigned, as the "Depository," hereby certifies that the above-described account has been established under Account Number
_________________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.


                                             _______________________________
                                             (Name of Depository)

                                             By:____________________________

                                             Name:__________________________

                                             Title:_________________________

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT E

                          FORM OF OFFICER'S CERTIFICATE

         I, [name of certifying individual], a duly elected and acting officer of Washington Mutual Bank, FA (the "Servicer"), certify pursuant to Section 4.4(b) of the Servicing Agreement dated as of January 1, 2004 (as from time to time amended or replaced by a reconstituted servicing or other successor servicing agreement, the "Servicing Agreement") between the Servicer, Deutsche Bank National Trust Company (the "Trustee") and Morgan Stanley ABS Capital I Inc. (the "Depositor") to the Trustee, the Depositor, each Person, if any, who "controls" the Trustee or the Depositor within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the "Relevant Year"), as follows:

         1. For purposes of this Certificate, "Relevant Information" means the information in the certificate provided pursuant to Section 4.4(a) of the Servicing Agreement (the "Annual Compliance Certificate") and Section 4.5 for the Relevant Year and the information in all servicing reports provided by the Servicer (the "Servicing Reports") during the Relevant Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

         2. The Relevant Information has been provided to those Persons entitled to receive it.

         3. I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement during the Relevant Year. Based upon the review required by the Servicing Agreement and except as disclosed in the Annual Compliance Certificate or the accountants' statement provided pursuant to
Section 4.5, to the best of my knowledge, the Servicer has fulfilled its obligations under the Servicing Agreement throughout the Relevant Year.

DATED as of ________ __. 200_.



                                             __________________________________

                                             Name:_____________________________

                                             Title:____________________________

                                      E-1